UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) January 20, 2005

                            NETFRAN DEVELOPMENT CORP.
             (Exact Name of Registrant as Specified in Its Charter)


                              ________Florida_____
                 (State or Other Jurisdiction of Incorporation)


               0-50051                                      65-0983277
         (Commission File No.)              (I(IRS Employer Identification No.)


               2801 N.E. 208th Terrace, 2nd Floor, Miami, FL 33180
              (Address of Principal Executive Offices)? (Zip Code)

                                 (305) 931-4000
                (Netfran's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Netfran under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 3.02    UNREGISTERED SALE OF EQUITY SECURITIES

Share Exchange Agreement.

     On January 20, 2005, Netfran, Ariel Way, Inc. and the shareholders of Ariel Way, Inc. entered into a definitive share exchange agreement, pursuant to which Netfran will, subject to satisfaction or waiver of certain conditions to closing set forth in the agreement, acquire all of the outstanding shares of Ariel Way, Inc. which will then become a wholly owned subsidiary of Netfran. Ariel Way, Inc. is a developmental stage technology company which was formed to provide voice, data and converged, highly secure global communication solutions.

     Under the terms of the share exchange agreement, Netfran's outstanding shares will remain outstanding and each share of Ariel Way common stock will be converted into 1.6762 shares of Netfran common stock so that approximately 36,988,260 shares will be outstanding upon completion of the share exchange. It is anticipated that each outstanding option or warrant to purchase Ariel Way common stock will be converted into an option to purchase a number of Netfran common shares equal to the number of Ariel Way common shares for which such option or warrant may be exercised multiplied by 1.6762, at an exercise price equal to the original exercise price divided by 1.6762.

     The share exchange is expected to close by February 3, 2005, subject to customary closing conditions.

     Following the closing of the share exchange the franchise business of Netfran will be acquired by Netvertise, Inc. so that the company can concentrate solely development of its secure global communications business.


                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  NETFRAN DEVELOPMENT CORP.
                                                  (Registrant)

                                                  By: /s/Elliot Krasnow
                                                  Elliot Krasnow
                                                  President


Date: January 24, 2005